Exhibit 8.1

January 8, 2018

TFI TAB GIDA YATIRIMLARI A.Ş.

Dikilitas Mahallesi Cad. A Blok No. 109,

Besiktas Istanbul

Ladies and Gentlemen:

I have acted as advisor on Turkish tax matters to TFI TAB GIDA YATIRIMLARI A.Ş. (the “Company”) in connection with the registration statement on Form F-1 filed by the Company under the United States Securities Act of 1933 for the registration of the Company’s common shares (as amended or supplemented through the date hereof, the “Registration Statement”).  I hereby confirm to you that the statements of Turkish tax law under the heading “Regulations Relating to Taxation — Turkey Taxation” are my opinion and constitute a fair and accurate summary of the matters set forth therein in all material respects, subject to the qualifications, limitations and assumptions set forth in the Registration Statement.

My opinion set forth above is based on the Turkish tax laws, the regulations thereunder, and the judicial and administrative interpretations thereof.  The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect.

I express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein, nor do I express any opinion herein concerning any law other than Turkish tax laws.  Moreover, I note that my opinion is not binding on the Revenue Administration Department of the Ministry of Finance in Turkey, which could take a contrary position.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Ramazan Ayhan Üstün

Mr. Ramazan Ayhan Üstün
Certified Public Accountant (“SMMM”) and
Tax Advisor in Turkey

Address: Acibadem Mahallesi, Faikbey
Mescidi Sokak, Hakkıbey Sitesi, No:19 B-3
Acıbadem, Üsküdar, İstanbul

Telephone: 90(533)3122992

Tax ID: 36580695114 - Uskudar Tax Office